FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT

THIS AGREEMENT is made and entered into this 20th day of January 2017, and effective the 30th day of November 2016.

BETWEEN:

LIBERTY SILVER CORP., a corporation duly existing under the laws of the State of Nevada

(“Liberty Silver”)

OF THE FIRST PART

-and-

BG CAPITAL GROUP LTD., a corporation duly existing under the laws of Barbados

(“BG Capital”)

OF THE SECOND PART

WHEREAS the parties hereto have entered into a loan agreement dated and made effective as of November 14, 2013 and amended and restated effective October 15, 2014 (the “Loan Agreement”);

AND WHEREAS pursuant to the terms of the Loan Agreement, BG Capital has extended to Liberty Silver a non-revolving term loan facility in the principal amount of US$1,250,000. (the “Second Advances Principal Amount”), pursuant to which facility Liberty Silver has drawn in instalments between September 30, 2014 and September 27, 2016 the aggregate of US$1,250,000, thereby reaching the limit of the Second Advances Principal Amount available to it under the Loan Agreement;

AND WHEREAS on November 28, 2016, an additional unsecured loan of US$150,000 was made by BG Capital to Liberty Silver (the “2016 Loan”);

AND WHEREAS pursuant to the notice given by Liberty Silver to BG Capital on September 25, 2015 and pursuant to Section 5.2 of the Loan Agreement, the Second Maturity Date, as such term is defined in the Loan Agreement has been extended by period of six (6) months from October 15, 2015 to April 15, 2016;

AND WHEREAS the Liberty Silver has conducted a share consolidation on a 1:15 basis so that a one (1) post-consolidation common share of Liberty Silver was exchanged for every fifteen (15) pre-consolidation common shares of Liberty Silver (the “Share Conversion”);

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AND WHEREAS the parties hereto desire to include the 2016 Loan into the amended Second Advances Principal Amount, so as to allow the conversion of the total indebtedness of Liberty Silver to BG Capital comprised of the Second Advances Principal Amount, 2016 Loan, and the interest accrued thereunder into common shares of Liberty Silver pursuant to Section 6.1 of the Loan Agreement and adjusting the conversion price contemplated in the Loan Agreement by the ratio of the Share Conversion;

AND WHEREAS the parties hereto have agreed that the effective date of this Agreement shall be November 30, 2016;

AND WHEREAS the parties hereto have agreed to amend the Loan Agreement as set forth below;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration the parties agree as follows:

1.	The definition of “Second Maturity Date” is deleted in its entirety and the following is substituted in its place: “Second Maturity Date” means the December 31, 2016.”

2.	The definition of “Second Commitment” is amended by deleting “$1,250,000” and substituting it with “$1,400,000”.

3.	Section 3.2 is amended by deleting the current section and substituting it with the following paragraph

“The Borrower may borrow up to the Second Commitment by way of a number of separate loan advances (each a “Second Advance”), made on certain dates as agreed by the Borrower and the Lender (each a “Second Advance Date”). Immediately following the advance of $150,000 made to the Borrower by the Lender on November 28, 2016, all Second Advances comprising in the aggregate and excluding interest $1,400,000, are made and no further Second Advance is available under the Second Commitment.”

4.	Section 6.1 is amended by deleting “conversion price of $0.0125” and substituting it with “conversion price of $0.1875”.

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5.	In all other respects, the Loan Agreement remains in full force and effect, unamended in accordance with the terms thereof.

6.	This agreement may be executed in counterparts and delivered by facsimile or other means of electronic reproduction, and each copy so executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

7.	This agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to any rule or principle of the conflict of laws that would apply the laws of any other jurisdiction. The parties agree to attorn to the non-exclusive jurisdiction of the courts of Ontario in respect of any legal proceedings in respect of or relating to this agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 20th day of January 2017.

LIBERTY SILVER CORP.

By:	(signed Howard Crosby)
Name:	H. Crosby
Title:	CEO

BG CAPITAL GROUP LTD

By:	(signed Robert Genovese)
Name:	Robert Genovese
Title:

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